Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of CenterState Bank Corporation (formerly known as CenterState Banks, Inc.) on Form S-4 of our report dated March 24, 2017, relating to the consolidated financial statements in the Annual Report on Form 10-K of Sunshine Bancorp, Inc. as of and for the years ended December 31, 2016 and 2015, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

October 26, 2017